  Exhibit 21

Subsidiaries of the Company

Molex Incorporated
Delaware,
Cardell Corporation
Michigan
Molex International, Inc.
Delaware
Molex Brazil Ltda
Brazil
Molex CV Holdings, Inc.
Delaware
MI European Holdings CV
Netherlands
Molex European Holdings BV
Netherlands
Molex Zetronic S.r.l. Unico Socio
Italy
Molex Interconnect GmbH
Netherlands
Molex B.V.
Netherlands
Molex Deutschland GmbH
Germany
Molex Ireland Ltd.
Ireland
Molex Slovakia a.s.
Slovakia
KYBERNEX s.r.o.
Slovakia

Molex sp. z.o.o.
Poland
Molex (India) Ltd.
India
Molex India Tooling PVT Limited
India
Molex Mafatlal Micron Private Limited
India
Molex India Tooling PVT Limited
India
Automotive Connectors India Private Ltd.
India
Molex (Malaysia) Sdn. Bhd.
Malaysia
Molex Alin International, Incorporated
British Virgin Islands
Molex de Mexico S.A. de C.V.
Mexico
Molex Automotive SARL
France
Moltes s.r.o.
Slovakia
Molex Electronics Ltd.
United Kingdom
Molex Premise Networks Limited
United Kingdom
Molex Far East-South Management Pte. Ltd.
Singapore
MEC International Pte. Ltd.
Singapore
Molex Singapore Pte. Ltd.
Singapore
Molex Interconnect (Chengdu) Co., Ltd.
China
Molex Interconnect (Shanghai) Co. Ltd.
China

Novark Technologies, Inc.
China
Molex Hong Kong/China Ltd.
Hong Kong
Molex Taiwan Ltd.
Taiwan
Land Win Electronic Corp.
Taiwan
Molex Copper Flex Products Asia, Inc.
Taiwan
Molex (Thailand) Ltd.
Thailand
Molex-Japan Co., Ltd.
Japan
Molex (Dalian) Co. Ltd.
China
Molex (Dalian) Logistics Co., Ltd.
China
Tachibana ESCO Company, Limited
Japan
Shanghai ESCO Electronics Co. Ltd.
Shanghai
Shanghai ESCO Densou, Co., Ltd.
Shanghai
Shanghai ESCO Precision Die and Mold Co., Ltd.
Shanghai
Molex Korea Co., Ltd.
South Korea
Molex Conectores e Eletronicos Comercio e Servicos Ltda.
Brazil
Molex Interconnect (Beijing) Co., Ltd.
China
Molex Holding GmbH
Germany

Molex Polska Management SP z.o.o.
Poland
Woodhead Connectivity GmbH
Germany
Molex Slovakia Management, s.r.o.
Slovakia
Molex Elektronik GmbH
Germany
Molex GmbH
Germany
Dongguan Molex South-China Connector Co. Ltd.
China
Dongguan Molex Interconnect Co Ltd.
China
Molex Trading (Shanghai) Limited
Shanghai
Molex Electronics Limited
New Brunswick
MI European Holdings CV
Netherlands
Molex Vietnam Co., Ltd.
Vietnam
Molex Connector Corporation
Delaware
Molex Copper Flex Products, Inc.
Minnesota
Woodhead Industries, Inc.
Delaware
Woodhead Interconnect, Inc.
Delaware

WH One LLC
Delaware
Deerfield Partners CV
Netherlands
Woodhead International BV
Netherlands
Woodhead Connectivity Limited
United Kingdom
Woodhead France SARL
France
Woodhead Connectivity SASU
France
Woodhead Software & Electronic SASU
France
I.M.A. SrL
Italy
Micromedia SA
France
Euro View Services SA
Belgium
I.M.A. SrL
Italy
WH Two LLC
Delaware
Deerfield Partners CV
Netherlands
Woodhead Japan Corporation
Delaware / Japan
Aero-Motive Company
Michigan
Central Rubber Company
Illinois
Daniel Woodhead Company
Delaware

DW Holding LLC
Delaware
Woodhead LP
Texas
Woodhead LP
Texas
mPm S.r.L.
Italy
Woodhead Asia Pte Ltd
Singapore
Woodhead de Mexico S.A. de C.V.
Mexico
Woodhead Canada Limited
Nova Scotia
mPm S.r.L.
Italy
Deerfield Partners CV
Netherlands
Molex India Tooling PVT Limited
India
Automotive Connectors India Private Ltd.
India
Molex Premise Networks (Malaysia) Sdn Bhd
Malaysia
Molex S.A. de C.V.
Mexico
MPN EE sp zo.o
Poland
Molex Premise Networks sp zo.o
Poland
Molex Conectores e Eletronicos Comercio e Servicos Ltda.
Brazil
Molex Trading (Shanghai) Limited
Shanghai
Polymicro Technologies, LLC
Delaware